                                                                   EXHIBIT 12.2



                            Cedar Brakes II, L.L.C.
             Statement Regarding Ratio of Earnings to Fixed Charges
                      (In Thousands, Except Ratio Amounts)



                                                               Quarter
                                                                Ended
                                                           March 31, 2002
                                                           --------------
Loss from Continuing Operations                                $ (3,299)
Add: Fixed Charges                                               10,911
                                                               --------
Earnings                                                          7,612
                                                               --------
Fixed Charges:
         Interest expense                                        10,809
         Net amortization of issuance costs                         102
                                                               --------
Total Fixed Charges                                            $ 10,911
                                                               ========
Ratio of Earnings to Fixed Charges                                  0.7
                                                               ========